EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment 4 to the Company’s Registration Statement on Form S-1 of our report dated August 24, 2005, except as to Note 2(b) for which the date is October 11, 2005, and Note 18 for which the date is December 1, 2005, relating to the consolidated financial statements of Directed Electronics, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Diego, California
December 5, 2005